EXHIBIT 99.1

Emerald Plants Health Source

EPHS Holdings Inc. Signs Agreement with Merritt Valley Cannabis Company & Announces New President

November 7, 2018

EPHS Holdings Inc. (OTCQB:STNN) (“EPHS” or the “Company”), together with its joint venture partner, Merritt Valley Cannabis Corporation (“MVC”) is pleased to announce it has signed a Share Exchange Agreement (the “Agreement”) with MVC and its shareholders . In conjunction with the Agreement, the Board of Directors of EPHS (the “Board”) is pleased to announce the appointment of Mr. Stevan Perry as the new EPHS President.

Mr. Perry is a senior executive and business development leader with over 20 years of corporate, operational, and project management experience. He has had a progressive career specializing in the business development of major projects, scaled energy solutions, and corporate development for energy intensive start-ups, Fortune 100, and cannabis companies. Mr. Perry is the founder and a partner of MVC. Prior to MVC, Mr. Perry was Vice President of Energy and Major Projects for The Green Organic Dutchman (“TGOD”). Prior to his appointment to TGOD, Mr. Perry acted as the Energy Solution Team Leader for Eaton Corporation (“Eaton”).

Mr. Perry stated "I am excited to be joining the EPHS team during this pivotal time within the cannabis industry. Just three weeks after legalization there is an incredible opportunity to further and develop the EPHS brand and business plan. Our vision is to be different, the EPHS business model is built on simplicity and focus. It is our objective to build with efficiency and to deliver cannabis to the under-supplied Canadian and global markets. A recent Bank of Montreal report projected the cannabis industry to have a valuation of $194 billion Canadian dollars within the next seven years. I would like to thank the entire MVC team and industry peers I have worked with over the past several years within the cannabis industry.”

EPHS’s CEO, Gianfranco Bentivoglio, stated “I am honored to appoint Stevan Perry as our President. Having Mr. Perry, on board provides the proven experience with the cannabis industry vital to scaling supply to serve the high demand market. This is a great time for the company and for the Company’s shareholders.”

About EPHS Holdings Inc.

EPHS Holdings Inc., together with its joint venture partner, Merritt Valley Cannabis, is a licensed commercial cannabis cultivator engaging in the cultivation, possession, research, processing, sales, and distribution of medicinal and recreational cannabis under the laws of the Health Canada ACMPR license.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, estimations, and projections at the time the statements are made, and involve risks and uncertainties which could cause actual results or events to differ materially from those currently anticipated, including, but not limited to, delays, difficulties, changed strategies, or unanticipated factors or circumstances affecting EPHS Holdings Inc. and its business.  Any forward-looking statement speaks only as of the date on which the statement is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, one should be mindful of the risk factors and other cautionary statements found in the Company's filings with the SEC, including, but not limited to, its Form 10, its subsequent Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The risk factors and other factors noted in the Company's SEC filings could cause actual results to differ materially from those contained in any forward-looking statement.

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